UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

TOWER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 East Berry Street, Fort Wayne, Indiana 46802
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (260) 427-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)
At its meeting on July 20, 2010, the Board of Directors of Tower Financial Corporation, having received approval from the Federal Reserve Bank of Chicago for Dr. Raymond E. Dusman, Jr. to serve as a member of Tower Financial Corporation’s board of Directors, formally appointed Dr. Dusman as a Class III director of the Company, with a term expiring in 2011.  Dr. Dusman will also serve as a director of Tower Bank & Trust Company, a wholly-owned subsidiary of Tower Financial Corporation.

Dr. Dusman is currently the Chief Physician Executive - Healthcare Administration, for Parkview Health Systems, Fort Wayne, Indiana.  Dr. Dusman has served in this capacity since January 1, 2009.  Dr. Dusman has been a cardiologist with Fort Wayne Cardiology since 1989 to the present and continues to serve as the group’s chairman.  Fort Wayne Cardiology has been recently acquired by the Parkview Health System effective January 2010 and is now part of the Parkview Physicians’ Group, a multi-specialty physician group where he serves as a director for the physician board as well as Vice Chairman for the health system.

Dr. Dusman received a bachelor’s degree in Biology and Chemistry from Indiana University, an M.D. degree from the University of Medicine and Dentistry of New Jersey, and an M.B.A. from the University of Notre Dame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2010

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, President, and Chief Executive Officer